SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 9, 2009

BALQON CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-52337 (Commission File Number)	33-0989901 (IRS Employer Identification No.)

1420 240th Street, Harbor City, California 90710
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (714) 836-6342

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On June 9, 2009, Balqon Corporation (“Balqon”) entered into a Converter Agreement (“Agreement”) with Autocar, LLC, a Delaware limited liability company (“Autocar”), pursuant to which the parties entered into a exclusive relationship pursuant to which they agreed to collaborate on the development, marketing and sale of on-road zero emission electric trucks to be used in short haul drayage and trash hauling applications.  Under the terms of the Agreement, Balqon agreed to purchase Department of Transportation compliant chassis designed for cab-over-engine-heavy-duty vehicles (“Chassis”) from Autocar or a dealer authorized by Autocar.  Balqon will install its heavy-duty electric drive systems and batteries into the Chassis and sell the resultant heavy-duty class 7 and class 8 electric vehicles (the “Trucks”) that will feature Chassis purchased from Autocar which incorporate Balqon’s heavy-duty electric drive systems and batteries.

The Agreement is for an initial term commencing on June 9, 2009 and ending 36 months after the first sale of a Truck by Balqon to an end user (“First Sale”).  The Agreement will automatically continue for successive one-year terms until it is terminated at the end of its term by either party giving the other party notice of termination at least 60 days prior to the end of the applicable term.  Under the Agreement, Balqon agreed to purchase: a minimum of 50 Chassis during the first twelve month period after the First Sale (with at least 5 Chassis being purchased by December 9, 2009), a minimum of 75 Chassis during the second twelve month period after the First Sale, and a minimum of 112 Chassis during the third twelve month period after the First Sale.  The Chassis will be sold by Autocar to Balqon at commercially reasonable rates.

Under the terms of the Agreement, Balqon and Autocar agree to use commercially reasonable efforts to market and promote the sale of the Trucks.  During the term of the Agreement, Balqon will pay Autocar a sales commission of 3% of the purchase price of any electric vehicle sold by Balqon to an end-user arising out of or resulting from sales leads generated by Autocar or its dealers.

Under the terms of the Agreement, Autocar agreed to provide technical assistance to Balqon in connection with the integration of Balqon’s heavy-duty electric drive system into the Chassis and the completion of Federal Motor Vehicle Safety Standards certification of the Truck.

During the term of the Agreement, Autocar has agreed that it will not partner with any supplier of electric drive systems other than Balqon for Autocar’s production of on-road class 7 or class 8 drayage vehicles for sale in North America (other than partners or suppliers of hydraulic hybrid or parallel hybrid systems), without Balqon’s prior written consent.  During the term of the Agreement and for an additional twelve months following termination of the Agreement, Balqon has agreed that it will not partner with, sell or otherwise supply or install electric drive systems to any original equipment manufacturer other than Autocar for all on road class 7 and class 8 drayage vehicles, refuse vehicles, aircraft service vehicles or any other application appropriate for cab-over engine chassis for sale in the United States, Canada or Mexico, without Autocar’s prior written consent.  However, Balqon may sell such vehicles during the twelve months following termination of the Agreement without Autocar’s prior written consent if Balqon pays Autocar a fee of $6,000 per vehicle.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The description of the Agreement in this Current Report on Form 8-K is qualified in its entirety by the terms of the Agreement.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Converter Agreement, dated June 9, 2009, by and between Balqon Corporation and Autocar, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALQON CORPORATION

Date: June 15, 2009	By:	/s/ BALWINDER SAMRA
Balwinder Samra, President and Chief Executive Officer

EXHIBITS ATTACHED TO THIS FORM 8-K

Exhibit No.	Description
10.1	Converter Agreement, dated June 9, 2009, by and between Balqon Corporation and Autocar, LLC.

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